                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      SHARED MEDICAL SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                       SHARED MEDICAL SYSTEMS CORPORATION
                            51 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 11, 1995

                               ----------------

  The Annual Meeting of Stockholders of Shared Medical Systems Corporation will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Thursday, May 11, 1995, at 11:30 a.m. for the following purposes:

  1. To elect six directors for one-year terms;

  2. To consider and vote on a proposal to approve the Company's 1994 Non-Qualified Stock Option and Restricted Stock Plan;

  3. To act upon the stockholder proposal set forth in the attached Proxy Statement;

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 17, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

  All stockholders are cordially invited to attend the meeting in person, but whether or not you plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                                       James C. Kelly
                                                          Secretary

April 7, 1995

                       SHARED MEDICAL SYSTEMS CORPORATION
                            51 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Shared Medical Systems Corporation. Any stockholder giving a proxy has the power to revoke it at any time prior to its use by giving notice to the Secretary.

  On March 17, 1995, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were 23,054,458 shares of Common Stock outstanding (not including 4,018,247 shares held in the Company's treasury). Each share of the Company's Common Stock, except for the shares held in the Company's treasury, is entitled to one vote.

  This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 7, 1995.

                                 ANNUAL REPORT

  A copy of the Shared Medical Systems Corporation Annual Report, including financial statements for the year ended December 31, 1994, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of December 31, 1994, information regarding the voting securities of the Company owned "beneficially," within the meaning of the rules of the Securities and Exchange Commission, by persons known by the Company to own beneficially more than 5% of the indicated class:

                          NAME AND ADDRESS               AMOUNT AND NATURE
TITLE OF CLASS           OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP PERCENT OF CLASS
- --------------           -------------------          ----------------------- ----------------
Common Stock    McCullough, Andrews & Cappiello, Inc.        1,290,950(1)           5.6%
                101 California Street
                Suite 4250
                San Francisco, CA 94111

- --------
(1) As reflected in the Schedule 13G dated February 14, 1995, and filed with the Securities and Exchange Commission jointly by McCullough, Andrews and Cappiello, Inc. and its shareholders, Robert F. McCullough, David H. Andrews and Frank A. Cappiello, Jr. According to the Schedule 13G, McCullough, Andrews and Cappiello, Inc., a registered investment adviser, and its shareholders, have shared voting and dispositive power over the shares indicated.

DIRECTORS AND MANAGEMENT

  The following table sets forth, as of December 31, 1994, the name, age, position(s) with the Company, principal occupation(s) for the past five years, other directorships, and beneficial Common Stock ownership of the directors and nominees for director of the Company; the name, age, position held and beneficial Common Stock ownership of each of the Company's executive officers named in this Proxy Statement; and the beneficial Common Stock ownership of all of the Company's executive officers and directors as a group:

                                       DIRECTOR     COMMON STOCK      PERCENT OF
      NAME OF BENEFICIAL OWNER          SINCE   BENEFICIALLY OWNED(1)   CLASS
      ------------------------         -------- --------------------- ----------
DIRECTORS AND NOMINEES
R. James Macaleer, 60                    1969           985,305(2)       4.3%
  Chairman of the Board and Chief Ex-
   ecutive Officer of the Company.
Raymond K. Denworth, Jr., 62             1976            38,000(3)         *
  Attorney, Partner, Drinker Biddle &
   Reath, counsel to the Company.
Frederick W. DeTurk, 66                  1981            16,300(4)         *
  President, DeTurk Enterprises,
   Inc., a management consulting
   firm.
Josh S. Weston, 66                       1987             7,200(5)         *
  Chairman of the Board and Chief Ex-
   ecutive Officer, Automatic Data
   Processing, Inc., an information
   processing services company. Di-
   rector, Public Service Enterprise
   Group, Inc.
Harvey J. Wilson, 55(6)                  1993           483,155(7)       2.1%
  Private investor. Director, Legent
   Corporation, Philadelphia Suburban
   Corporation, FPA Medical Manage-
   ment Corporation.
Jeffrey S. Rubin, 51                     1993             2,000(8)         *
  Senior Vice President, GTE Corpora-
   tion, a telecommunications compa-
   ny, since 1994; Executive Vice
   President and Chief Financial Of-
   ficer, NYNEX Corporation, a re-
   gional telecommunications company,
   (1993-1994); Senior Vice President
   and Chief Financial Officer (1992-
   1993); Vice President-Finance
   (1990-1992). Director, Vanstar
   Corporation.
Marvin S. Cadwell, 51(9)                  --             35,760(10)        *
  Executive Vice President of the
   Company since 1993; Senior Vice
   President (1992-1993); Vice Presi-
   dent (1986-1992).
CERTAIN EXECUTIVE OFFICERS NOT LISTED
 ABOVE
Marion G. Tomlin, 55
   Senior Vice President                                 32,450(11)        *
Francis W. Lavelle, 45
   Senior Vice President                                 11,878(12)        *
Terrence W. Kyle, 44
   Vice President of Finance, Trea-
   surer, Assistant Secretary                            13,010(13)        *
All current executive officers and
 directors as a group (14 persons)                    1,668,332(14)      7.2%

- --------
*Less than 1%
 (1) Except as otherwise noted, the beneficial ownership reflected in this table is based on present, direct and sole voting and investment power with respect to the shares. Beneficial ownership of shares held in the Company's Retirement and Savings Plan is based on investment power. Beneficial ownership of shares of restricted stock, which are subject to vesting, is based on voting power.

                                         (Footnotes continued on following page)

 (2) Does not include shares owned beneficially by Mr. Macaleer's wife, as to which he disclaims beneficial ownership; includes 27,343 shares owned jointly by Mr. Macaleer and his wife; includes 13,478 shares held in the Company's Retirement and Savings Plan.
 (3) Includes 6,000 shares which Mr. Denworth had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options; does not include shares owned beneficially by Mr. Denworth's son, as to which he disclaims beneficial ownership.
 (4) Includes 16,000 shares which Mr. DeTurk had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options.
 (5) Includes 7,000 shares which Mr. Weston had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options.
 (6) Mr. Wilson, currently a director, has declined to stand for reelection.
 (7) Includes 2,000 shares which Mr. Wilson had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options.
 (8) Consists of 2,000 shares which Mr. Rubin had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options.
 (9) Mr. Cadwell was appointed President and Chief Operating Officer of the Company in March 1995. Mr. Cadwell is a nominee for election as a director of the Company at the 1995 Annual Meeting.
(10) Includes 21,700 shares which Mr. Cadwell had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options; includes 14,037 shares owned jointly by Mr. Cadwell and his wife; includes 23 shares held in the Company's Retirement and Savings Plan.
(11) Includes 11,700 shares which Mr. Tomlin had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options; includes 10,000 shares of restricted stock; includes 792 shares held in the Company's Retirement and Savings Plan.
(12) Includes 10,000 shares which Mr. Lavelle had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options; includes 787 shares of restricted stock; includes 916 shares held in the Company's Retirement and Savings Plan.
(13) Includes 7,498 shares which Mr. Kyle had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options; includes 5,363 shares held in the Company's Retirement and Savings Plan.
(14) Includes 102,883 shares which certain executive officers and directors had the right to acquire within 60 days after December 31, 1994, upon exercise of stock options, 59,564 shares as to which beneficial ownership is based on shared voting and investment power, 10,787 shares of restricted stock, and 21,478 shares held in the Company's Retirement and Savings Plan.

                             ELECTION OF DIRECTORS

  The Board of Directors has determined that the number of directors to be elected at the Annual Meeting to be held on May 11, 1995 shall be six. The Board has nominated Messrs. Macaleer, Denworth, DeTurk, Weston, Rubin and Cadwell for election as directors of the Company at the 1995 Annual Meeting. Mr. Wilson, currently a director, has declined to stand for reelection. It is the intention of the persons named in the proxy to vote for the nominees listed above unless otherwise directed. Each of the nominees, except Mr. Cadwell, who is standing for election for the first time, is presently serving as a director for a term which will expire on the date of the 1995 Annual Meeting provided his successor is then elected. All of the nominees, except Mr. Cadwell, were elected by the stockholders at the Annual Meeting held in 1994. If, prior to the election, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for such other persons as may be nominated by the Board. The Board of Directors has no reason to believe that any nominee will be unable to serve.

NECESSARY VOTES

  In the election of directors, assuming a quorum is present, the six nominees receiving the highest number of votes cast at the meeting will be elected directors. Shares represented by proxies which are marked to withhold authority to vote in the election of directors and shares subject to a specific direction not to cast a vote, such as a broker non-vote (a "specified non-vote"), will not be included in the vote totals.

MEETINGS AND COMMITTEES OF BOARD

  The Board of Directors held six meetings during 1994.

  The Board of Directors has established an Audit Committee and a Management and Compensation Committee, but has not established a Nominating Committee.

  The Audit Committee is currently composed of Messrs. DeTurk (Chairman), Wilson and Rubin. This Committee makes recommendations to the Board of Directors concerning the engagement, retention or discharge of independent public accountants, reviews with the Company's independent public accountants the plans and results of their auditing engagement, reviews their independence, considers the range of fees for audit and non-audit functions, reviews the scope and results of the Company's internal auditing procedures, reviews the adequacy of the Company's system of internal accounting controls, directs and supervises any investigations into matters within the scope of the foregoing duties, and performs such other related functions as the Board of Directors may from time to time delegate to the Audit Committee. During 1994, the Audit Committee held three meetings.

  The Management and Compensation Committee is currently composed of Messrs. Denworth (Chairman), DeTurk, and Weston. This Committee makes recommendations to the Board of Directors concerning remuneration arrangements for certain executive officers. During 1994, the Management and Compensation Committee held two meetings.

COMPENSATION OF DIRECTORS

  Each director who is not otherwise employed by the Company is paid a monthly retainer of $1,500, an additional fee of $1,000 for attendance at each meeting of the Board of Directors, an additional fee of $1,000 for attendance at any separately-scheduled meeting of any committee thereof, and an additional fee of $500 for committee meetings scheduled in conjunction with Board meetings. The Chairman of the Audit Committee and the Chairman of the Management and Compensation Committee are each paid an annual fee of $2,500. Directors may be reimbursed for any expenses attendant to membership on the Board.

  Any director who became a member of the Board after January 1, 1980, and who is not or has never been an employee of the Company or its subsidiaries may be eligible to receive options for Common Stock under the terms of the 1987 Non-Qualified Stock Option Plan for Non-Employee Directors. In making a determination as to whether a director shall be granted an option and the number of shares covered by an option, the committee administering the Plan (whose members are not eligible to participate in the Plan) takes into account the duties of the director and the director's present and potential contributions to the success of the Company. A director may receive options to purchase no more than 10,000 shares of Common Stock under this Plan. No options have been granted under this Plan since 1987, and the Board does not anticipate granting any further options under the Plan.

  In addition to the above-described plan, all non-employee directors are eligible to receive options for Common Stock under the terms of the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors. Under the terms of this Plan, an option for 10,000 shares of Common Stock was granted on May 1, 1991, to each non-employee director then on the Board. In addition, the terms of the Plan provide that, effective upon the first election or appointment of a non-employee director, such newly elected or appointed director will be granted an option for 10,000 shares of Common Stock. The Plan also provides that an option for 10,000 shares of Common Stock will be granted to a non-employee director upon the commencement of such director's sixth consecutive term of service on the Board after the date of the preceding grant made to such director.

  The Company has instituted a program whereby donations are made to one or more charitable institutions on behalf of directors. In 1994, donations totaling $30,000 were made on behalf of Mr. Weston to charities specified by him.

                             EXECUTIVE COMPENSATION

 REPORT OF MANAGEMENT AND COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

The Management and Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for setting the salaries of the Chief Executive Officer, Vice Chairman (if any) and President (if any) of the Company, recommending to the full Board compensation arrangements for those executive officers, and advising the Chief Executive Officer on compensation for other key executives. All recommendations relating to awards of stock options and restricted stock to the Company's executive officers are reviewed by, and subject to the approval of, the Stock Option Committee of the Board.

COMPENSATION POLICIES

The Company's executive compensation policies, endorsed by the Committee, are designed to provide competitive levels of compensation that relate pay with the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The orientation of executive compensation policies toward Company and divisional performance has been accomplished by the utilization of various performance criteria.

Compensation is individually set for each executive officer from among a set of components. The primary components of compensation currently being utilized are salary, performance bonuses, stock option grants, and restricted stock awards. The Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for most of its executive officers. From time to time, a portion of the performance bonuses payable to the Company's executive officers may be paid in the form of restricted stock.

The Company also has adopted certain broad-based benefit plans in which executive officers are eligible to participate. In addition, the Company had adopted individual life insurance and deferred compensation arrangements for certain named executive officers as described in this proxy statement.

The Company's compensation policies have not changed in response to the Revenue Reconciliation Act of 1993's treatment of annual compensation exceeding $1 million paid to any individual executive officer.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

Compensation paid to the Company's named executive officers for 1994, as reflected in the Summary Compensation Table, consisted primarily of base salary, performance bonuses, stock option grants and restricted stock awards.

Salary levels for the Company's executive officers are determined based on individual performance, comparative market data and consideration of the other primary components of compensation provided, as mentioned above.

In establishing performance bonus plans for the Company's executive officers, including several of the named executive officers, the Company utilizes measurements of corporate, divisional, and individual performance, as applicable. Corporate performance measurements include criteria such as target versus actual attainment of earnings and annual software sales. Divisional performance measurements include criteria such as target versus actual attainment of pretax income, sales to new and existing clients, and accounts receivable days outstanding. Subjective considerations of individual performance are also considered in establishing these performance bonus plans. These considerations include the executive officer's initiative and contribution to overall corporate performance, managerial performance, and successful accomplishment of any special projects.

The measurements which had the most significant impact on performance bonuses earned in 1994 for the Company's named executive officers were target versus actual attainment of corporate earnings and corporate annual software sales or divisional sales, as applicable, and certain subjective measurements of managerial performance. For certain of the named executive officers with performance bonus plans in 1994, the payment of bonuses was contingent upon the attainment of a corporate earnings target. Corporate earnings for 1994 satisfied the target in these plans. Accordingly, bonuses were then paid to these executive officers based on target versus actual annual corporate software sales.

Stock option grants and restricted stock awards are made from time to time to executive officers. In recommending and approving stock option grants and restricted stock awards for executive officers, the Committee and the Stock Option Committee consider the executive's current and anticipated contribution to the long-term performance of the Company as well as the executive's current option and restricted stock holdings. Stock option grants and restricted stock awards are not necessarily made to each executive officer during each year. In 1994 the Stock Option Committee approved grants of stock options and awards of restricted stock to various executive officers, including three of the named executive officers as shown in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Macaleer is eligible to participate in executive compensation plans similar to those available to the other named executive officers, except that Mr. Macaleer is not eligible to receive grants of stock options and restricted stock. The Committee's general approach in setting Mr. Macaleer's annual compensation is to set compensation levels in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate Mr. Macaleer's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

In 1994 the Committee sought to achieve this objective by adopting a performance bonus plan for Mr. Macaleer in which the amount of Mr. Macaleer's performance bonus was determined based on measures of corporate performance, and by comparing Mr. Macaleer's compensation with the compensation paid to the Chief Executive Officers of the other companies included in the S&P Computer Software and Services Index (the published industry index, which includes the Company, against which the performance of the Company's stock is measured in the graph on page 11) and two publicly-held competitors of the Company which are not included in such index. As a result of such comparison, the Committee determined that Mr. Macaleer's compensation was in line with that provided by such other companies given the relative amount of the Company's revenues and net income. Thus, when grouping the companies surveyed by the Committee (including the Company) from largest to smallest in terms of revenue, net income, and salary and bonus compensation paid to their respective Chief Executive Officers, based on the latest available fiscal year-end data, the Company was ranked in the bottom half of the companies surveyed in all three categories.

Mr. Macaleer's salary for 1994 was increased 10.3%. This increase was based on the positive financial results achieved by the Company in 1993, including a 6.7% increase in revenues and a 9.3% increase in net income from 1992, as well as the Committee's consideration of the comparative data referred to above and subjective factors relating to Mr. Macaleer's performance.

The entire performance bonus paid to Mr. Macaleer for 1994 was based on objective performance criteria (consolidated earnings and software sales). The factor given the most weight in Mr. Macaleer's 1994 performance bonus was whether or not the Company satisfied its earnings target. The Committee determined that such target had been satisfied.

Respectfully submitted,

Management and Compensation Committee:      Stock Option Committee:
  Raymond K. Denworth, Jr.                    R. James Macaleer
  Frederick W. DeTurk                         Raymond K. Denworth, Jr.
  Josh S. Weston                              Frederick W. DeTurk
                                              Josh S. Weston


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Macaleer, the Chairman of the Board and Chief Executive Officer of the Company, is Chairman of the Stock Option Committee. As stated above, under the terms of the Company's stock option and restricted stock plans, Mr. Macaleer is not eligible to receive grants of stock options or restricted stock.

  Mr. Denworth, Chairman of the Management and Compensation Committee and a member of the Stock Option Committee, is a partner in the law firm Drinker Biddle & Reath, counsel to the Company.

  Mr. DeTurk, a member of the Management and Compensation Committee and a member of the Stock Option Committee, is the President and principal stockholder of DeTurk Enterprises, Inc., a management consulting firm. In 1994 DeTurk Enterprises, Inc., provided human resources consulting services to the Company and received from the Company payments for fees and expenses totaling approximately $6,800.

COMPENSATION SUMMARIES

  In order to provide the Company's stockholders with a concise and comprehensive overview of compensation awarded, earned or paid to the Company's executive officers named in this Proxy Statement, several tables and narrative descriptions have been prepared, detailing this information.

  The Summary Compensation Table and its accompanying explanatory footnotes include individual annual and long-term compensation information on the named executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1994, December 31, 1993, and December 31, 1992.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                     ANNUAL COMPENSATION            COMPENSATION AWARDS
                                  -------------------------------- -----------------------
                                                            OTHER               SECURITIES
                                                           ANNUAL  RESTRICTED   UNDERLYING ALL OTHER
                                                           COMPEN-   STOCK       OPTIONS    COMPEN-
NAME AND PRINCIPAL POSITION  YEAR SALARY(2)     BONUS      SATION  AWARDS(8)     (# SH.)   SATION(10)
- ---------------------------  ---- ---------    --------    ------- ----------   ---------- ----------
R. James Macaleer            1994 $509,970     $120,000     $ --    $   --           --      $3,073
 Chairman of the Board       1993  484,908      120,000       --        --           --       3,960
 and Chief Executive         1992  458,262       48,000       --        --           --       5,685
 Officer

Marvin S. Cadwell            1994 $363,151(3)  $ 96,000     $ --    $   --       100,000     $3,240
 President and Chief         1993  310,145(4)    85,000       --        --           --       4,077
 Operating Officer           1992  223,572       75,000       --        --       100,000      3,075

Marion G. Tomlin             1994 $211,675     $    -- (5)  $ --    $   --           --      $3,062
 Senior Vice President       1993  209,652       60,000       --        --           --       3,799
                             1992  208,575       23,125       --        --           --       3,186

Francis W. Lavelle(1)        1994 $240,803     $    -- (6)  $ --    $   --        10,000     $1,948
 Senior Vice President       1993  131,977       84,238       --     10,166(9)       --       1,880

Terrence W. Kyle             1994 $257,075     $    -- (7)  $ --    $   --        10,000     $1,950
 Vice President of           1993  238,408          --        --        --           --       2,499
 Finance, Treasurer,         1992  197,333          --        --        --        15,000      2,095
 Assistant Secretary

- --------
                                                   (footnotes on following page)

- --------
 (1) In accordance with SEC rules regarding compensation disclosure, no information is reported for those years in which an individual was not an executive officer of the Company.
 (2) Includes amounts contributed by the Company towards the purchase of the Common Stock of the Company under the Employee Stock Purchase Plan.
 (3) Includes $15,279 of imputed interest on the Company loan to Mr. Cadwell described below.
 (4) Includes $14,321 of imputed interest on the Company loan to Mr. Cadwell described below.
 (5) Mr. Tomlin's bonus for 1994 has not yet been determined.
 (6) Mr. Lavelle was not covered under a bonus plan for 1994.
 (7) Mr. Kyle was not covered under a bonus plan for 1994, 1993 or 1992.
 (8) The number and value of shares of restricted stock held on December 31, 1994, by the named executive officers was as follows: Mr. Macaleer, 0 shares ($0), Mr. Cadwell, (0) shares ($0), Mr. Tomlin, 10,000 shares ($327,400), Mr. Lavelle, 787 shares ($25,766); and Mr. Kyle, 0 shares ($0). Dividends on these shares are paid directly to the holders of the stock, at the same rate as dividends paid to all other stockholders.
 (9) Represents the dollar value of 413 shares of restricted stock awarded in 1994 as a portion of Mr. Lavelle's bonus for 1993. The shares vest in increments of 137, 137 and 139 shares on July 27, 1995, 1996 and 1997, respectively.
(10) This column reflects amounts attributable to Company contributions to the Company's Retirement and Savings Plan and income attributable to the provision of additional life insurance for the named individuals. For the fiscal year ended December 31, 1994, such amounts were, respectively, as follows: Mr. Macaleer, $1,587 and $1,486; Mr. Cadwell, $1,950 and $1,290; Mr. Tomlin, $1,877 and $1,185; Mr. Lavelle, $1,948 and $0; and Mr. Kyle, $1,950 and $0. Under the terms of these insurance arrangements, none of the named individuals has or will receive or be allocated an interest in any cash surrender value under the related insurance policies.

  The Company has entered into a deferred compensation agreement with Mr. Macaleer. In 1977, the Company agreed to defer certain compensation for Mr. Macaleer, which is payable over a twenty-year period after termination of employment. In 1986, Mr. Macaleer became eligible to receive the maximum amount of deferred benefits under this agreement. The obligations of the Company relating to this agreement were fully accrued as of December 31, 1988; no additional amounts were accrued in 1994.

  The Company is party to employment agreements with Messrs. Cadwell and Tomlin, each of which is terminable at any time by either party. Pursuant to these agreements, Messrs. Cadwell and Tomlin have been granted stock options and restricted stock under the Company's plans described herein. These agreements also provide for termination benefits under certain circumstances. Mr. Cadwell's benefits will be paid if he is terminated without cause or upon a reduction, without cause, in his responsibilities, compensation and/or title. Mr. Tomlin's benefits will be paid if he is involuntarily terminated without cause. Pursuant to the terms of his employment agreement, in 1992 Mr. Cadwell received an interest-free, six-year term loan in the principal amount of $300,000. This loan is secured by a mortgage on Mr. Cadwell's principal residence.

  The Company has a Retirement and Savings Plan that is funded by the participants' salary reduction contributions. All employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 15% of the employee's compensation on a before-tax basis under
Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions which are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect, in Common Stock of the Company or in any of six mutual investment funds. In 1994, the Company made no discretionary profit-sharing contributions to the plan. The Summary Compensation

Table shows the value of Company matching contributions made to the plan for the named executive officers for 1994 in the column marked "All Other Compensation".

  Under the Company's Employee Stock Purchase Plan, all employees of the Company may elect to designate up to 10% of gross compensation to be withheld by the Company and invested in shares of the Company's Common Stock through open-market purchases made by a bank custodian. The Company contributes 15% of the price of the Company shares acquired and also pays brokerage fees and other expenses of the plan. Shares purchased under the plan are distributed to employees quarterly. During 1994, Messrs. Macaleer, Cadwell, Tomlin, Lavelle and Kyle were eligible to participate in the Company's Employee Stock Purchase Plan under the same terms and conditions as all other employees of the Company. Amounts contributed by the Company in 1994 towards the purchase of Common Stock of the Company for the named executive officers under the Employee Stock Purchase Plan are included in the column marked "Salary" in the Summary Compensation Table.

  In addition to the director stock option plans mentioned elsewhere, the Company has the following plans under which stock options and restricted stock may be awarded: the 1986 Non-Qualified Stock Option Plan, the 1986 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1988 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1990 Non-Qualified Stock Option and Restricted Stock Plan and the 1994 Non-Qualified Stock Option and Restricted Stock Plan. Depending upon the plan, options may not have a term exceeding ten or twenty years. Restricted stock awards are subject to vesting schedules.

  In accordance with the provisions of these plans, all key employees, including executive officers of the Company but with the exception of Mr. Macaleer, may be eligible to receive awards under these plans in the form of options for the purchase of Common Stock of the Company or awards of restricted stock of the Company.

  The following summary table details for the named executive officers stock options granted in 1994 and the potential realizable values for the respective options granted based on assumed rates of annual compound stock appreciation of 5% and 10% computed from the date the options were granted over the full option term.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATES
                                                                      OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                           FOR OPTION TERM
             -------------------------------------------------------- ----------------------------
                                    % OF TOTAL
             NUMBER OF SECURITIES OPTIONS GRANTED EXERCISE
                  UNDERLYING       TO EMPLOYEES    PRICE   EXPIRATION
   NAME        OPTIONS GRANTED    IN FISCAL YEAR   ($/SH)     DATE         5%            10%
   ----      -------------------- --------------- -------- ---------- ------------- --------------
Mr. Cadwell       100,000(1)             19%      $24.9375  09/07/04  $   1,568,306 $   3,974,395
Mr. Lavelle        10,000(2)              2%       24.9375  09/07/04        156,831       397,440
Mr. Kyle           10,000(2)              2%       24.9375  09/07/04        156,831       397,440

- --------
(1) The options become exercisable in 25% increments on September 7, 2000, 2001, 2002 and 2003.
(2) The options become exercisable in 20% increments on September 7, 1997, 1998, 1999, 2000 and 2001.

  The following summary table details stock option exercises for the named executive officers during 1994, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end fair market value of the Company's Common Stock.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                 OPTIONS AT FY-END         OPTIONS AT FY-END
                                             ------------------------- -------------------------
              SHARES ACQUIRED
    NAME        ON EXERCISE   VALUE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
    ----      --------------- -------------- ----------- ------------- ----------- -------------
Mr. Macaleer         --          $   --           --            --      $    --     $      --
Mr. Cadwell          --              --        21,700       207,800      436,619     2,540,663
Mr. Tomlin           --              --        11,700         7,800      239,119       159,413
Mr. Lavelle          --              --         5,000        45,207       95,000       684,523
Mr. Kyle           7,497          96,833        2,498        44,996       51,053       704,293

PERFORMANCE GRAPH ANALYSIS

  Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the S&P 500 Index and the S&P Industry Group index for Computer Software & Services.

                           COMPARISON OF FIVE-YEAR
                          CUMULATIVE TOTAL RETURN(1)
         AMONG SHARED MEDICAL SYSTEMS CORPORATION, S&P 500 INDEX AND
                  S&P COMPUTER SOFTWARE AND SERVICES INDEX(2)


                       [PERFORMANCE GRAPH APPEARS HERE]

                                         1989    1990    1991    1992    1993    1994
                                         ----    ----    ----    ----    ----    ----
Shared Medical Systems Corporation      $100.00 $122.58 $183.62 $200.28 $230.67 $313.17
S&P 500 Index                            100.00   96.89  126.42  136.05  149.76  151.74
S&P Computer Software & Services Index   100.00   78.06  118.99  140.92  179.86  212.60

- ---------
(1) Assumes $100 invested on December 31, 1989 in Shared Medical Systems Corporation Common Stock, the S&P 500 Index and the S&P Computer Software & Services Index.

(2) [Symbol] Shared Medical Systems Corporation
    [Symbol] S&P 500 Index
    [Symbol] S&P Computer Software & Services Index

                  APPROVAL OF THE COMPANY'S 1994 NON-QUALIFIED
                     STOCK OPTION AND RESTRICTED STOCK PLAN

  The Company's Board of Directors proposes and recommends that the stockholders approve the Company's 1994 Non-Qualified Stock Option and Restricted Stock Plan (the "Plan"), which provides for the granting of stock options and restricted stock awards to key employees of the Company and its majority-owned subsidiaries.

  In October 1994, the Company's Board of Directors adopted the Plan which is designed to aid the Company in attracting and retaining capable key employees and to provide an inducement to such personnel, through stock ownership in the Company, to promote the best interests of the Company. The Plan is intended to supplement the 1986 Non-Qualified Stock Option Plan, the 1986 and 1988 Incentive Stock Option and Non-Qualified Stock Option Plans and the 1990 Non-Qualified Stock Option and Restricted Stock Plan. Options covering a significant portion of the shares available under those plans have been granted. The principal features of the Plan are summarized below.

SHARES SUBJECT TO THE PLAN

  Under the Plan, options and awards may be granted to purchase up to an aggregate of 2,000,000 shares of the Company's Common Stock, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capitalization of the Company. Shares subject to options remaining unexercised and unvested shares covered by a restricted stock award, upon expiration or earlier termination of an option or forfeiture of an award, will again be available for the granting of options or awards under the Plan. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares for this purpose. The market value of the shares of Common Stock reserved for issuance under the Plan at December 31, 1994, was $32.94 per share (based upon the mean between the highest and lowest sale prices on December 30, 1994).

  The exercisability of each option under the Plan and the transfer of any stock pursuant to a restricted stock award will be conditioned upon completion of whatever listings, registrations, qualifications or governmental approvals the Committee (as defined below) may deem to be necessary or desirable in connection with the grant or exercise of an option or the transfer of any stock. An optionee or grantee may also be required to give adequate assurance that shares purchased upon exercise of an option or received pursuant to a restricted stock award are being acquired for investment and not with a view to distribution, and share certificates so purchased or received may be legended accordingly.

ADMINISTRATION

  The Plan will be administered by the Company's Stock Option Committee (the "Committee"), consisting of at least three directors appointed by the Company's Board of Directors. The Committee will have full authority, subject to the terms of the Plan, to select optionees and grantees and to determine the terms and conditions of the options and awards. Members of the Committee are not eligible to receive options or awards under the Plan.

DURATION AND AMENDMENT OF THE PLAN

  Except to the extent limited by the Plan and the Internal Revenue Code, the Board of Directors will have the power, without the consent of the stockholders, to discontinue, amend or revise the terms of the Plan. The Plan will terminate in 2004 unless earlier discontinued by the Board of Directors; no options or awards may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms and awards outstanding at the time of termination will vest in accordance with their terms.

TERMS AND CONDITIONS OF OPTIONS

  The per-share option price will be determined by the Committee, but may not be less than the greater of 75% of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date of grant.

  The term of an option under the Plan may not exceed twenty years. Options will become exercisable in such installments and on such dates as the Committee may specify, but no option will be exercisable within the first six months following its grant. The Committee may accelerate the exercise date of any outstanding options in its discretion, if it deems such acceleration to be desirable, but in no event shall such accelerated exercise date be less than six months from the date of the grant of the option. The Committee may provide that any option held by an individual who dies while employed by the Company or whose employment with the Company or its subsidiaries is terminated prior to the expiration date specified for such option will be exercisable by the former employee or his personal representative (to the extent exercisable upon death or termination or to any greater extent permitted by the Committee) only for a limited period of time following the employee's termination of employment or death, but in no event shall such exercise date be earlier than six months from the date of the grant of the option. Options are not transferable except at death.

  The option price is payable (i) in cash or its equivalent, (ii) in the discretion of the Committee, in Company Common Stock previously acquired by the key employee, provided that if such shares of Common Stock were acquired through exercise of an Incentive Stock Option, a Non-Qualified Stock Option or an option under a similar plan, such shares have been held by the key employee for a period of more than one year on the date of exercise, (iii) in the discretion of the Committee, in any combination of (i) and (ii) above, or (iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

  The Plan also authorizes the Committee to make awards of restricted stock to persons eligible under the Plan. The award's per-share grant price will be determined by the Committee, but may not be less than the par value of each such share. Each grantee must pay in cash to the Company the total amount due for the shares awarded prior to the issuance of the shares covered by the award.

  Shares covered by restricted stock awards are subject to vesting periods of not less than six months from the date of the award. Such vesting periods shall be established by the Committee in its discretion. The Committee may accelerate the vesting period of a restricted stock award in its discretion, if it deems such acceleration to be desirable, but in no event shall such accelerated vesting period be for a term of less than six months from the date of grant of the award.

  Upon the expiration of the vesting period, the Common Stock subject to the restricted stock award will vest in the grantee, provided that at such time, the grantee is still employed by the Company or its subsidiaries. The Committee may provide that all or any part of a restricted stock award held by an individual who dies while employed by the Company or whose employment with the Company or its subsidiaries is terminated prior to the expiration of the vesting period specified for such award, will be vested following the employee's termination of employment or death, provided that no restricted stock award may vest earlier than six months from the date of its grant. A grantee will be entitled to receive an amount equal to the amount which he paid for any restricted shares which are forfeited following the employee's termination of employment for any reason. Stock subject to a restricted stock award is not transferable during the vesting period. However, with the consent of the Committee, the grantee may designate one or more beneficiaries to receive any stock to which the grantee would have been entitled at the time of his death.

FEDERAL INCOME TAX CONSEQUENCES

  This discussion, which is based upon federal income tax law as in effect on December 31, 1994, summarizes certain federal income tax consequences associated with the Plan. The tax consequences to executive officers, directors, and others subject to Section 16 of the Securities Exchange Act of 1934 may be different than those summarized below.

  Upon the grant of a non-qualified stock option, an optionee will not realize taxable income, and the Company will not be entitled to a deduction. Upon exercise of such option, the optionee will realize ordinary income as of the date of exercise equal to the excess of the fair market value of the shares of Common Stock over the option price. Upon a disposition of shares acquired by exercise of a non-qualified stock option, the gain or loss will generally constitute a capital gain or loss.

  Upon the making of a restricted stock award under the Plan, the grantee will recognize no taxable income, and the Company will not be entitled to a deduction since each grantee must agree at the time of the award to forego electing to include the value of the unvested shares of restricted stock in his/her taxable income for the year of the award. Upon the vesting of shares of Common Stock in a grantee under a restricted stock award, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares of Common Stock on the date of vesting over the amount paid by the grantee for such shares.

  Generally, whenever a recipient realizes ordinary income upon the exercise of a non-qualified stock option or the vesting of restricted stock, the Company will be entitled to a deduction for a corresponding amount. Under the Revenue Reconciliation Act of 1993, however, the otherwise allowable deduction for compensation paid or accrued with respect to the Company's Chief Executive Officer and four other highest paid executive officers is generally limited to $1,000,000 per year for years after 1993.

STOCKHOLDER APPROVAL

  Stockholder approval of the Plan will afford those key employees subject to
Section 16 of the Securities Exchange Act of 1934 an exemption from the provisions of such law with respect to options or shares awarded under the Plan. Section 16(b) provides generally that "profits" realized by such persons through the purchase and sale, or sale and purchase, of company shares within any six-month period are recoverable by the Company. Rule 16b-3 provides an exemption for the acquisition of options or shares granted under a plan which has been approved by stockholders and meets certain other criteria which are met by the Plan.


  The affirmative vote of the holders of a majority of the shares of Company stock present in person or by proxy at the meeting and entitled to vote will be required to approve the Plan. Abstentions on this proposal will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether the Plan has been approved, but broker and other specified non-votes will not be so included.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                                                                           ---
APPROVAL OF THE PLAN.

                              STOCKHOLDER PROPOSAL

  College Retirement Equities Fund, 730 Third Avenue, New York, New York, 10017, a stockholder of the Company holding 254,700 shares of the Company's Common Stock as of October 14, 1994, has submitted the following proposal and supporting statement for adoption by the stockholders:

  "WHEREAS, all the members of the Company's Board of Directors are white men;
and

  WHEREAS, there are many women and minority group members who are qualified to serve on the Board; and

  WHEREAS, the Company's shareholders, customers, employees and the community include significant and growing numbers of women and minorities; and

  WHEREAS, the Company could benefit from having a Board that is diversified by race and sex because of the perspectives, opinions and experience that women and minorities bring to the varied interests and concerns of the Company and its shareholders, customers and employees;

  WHEREAS, in a competitive environment, a board that does not reflect the diversity of the company's employees, shareholders, customers and the community where it operates could have a negative economic impact on the Company's operations;

  RESOLVED, that the shareholders request that the Company's Board of
Directors:

     Adopt an active policy to seek qualified women and minority candidates for nomination to the Board of Directors, set a timetable for implementing that policy, and report to the shareholders about what the new policy has achieved at the next annual meeting.

SUPPORTING STATEMENT

  In order to represent the Company's shareholders effectively and respond to the needs of its customers, employees and the community, we believe the Board of Directors should be composed of qualified individuals who reflect diversity of experience, age, gender and race. Although all current Board members may be highly qualified, the arguably limited perspective of an exclusive Board could impede its ability to act in the best economic interests of the Company and its shareholders.

  We believe the Company might find it difficult to compete successfully in our increasingly diverse society if its Board does not reflect that diversity but rather appears to be selected exclusively from only one group in that society. We believe the Company should therefore respond to the needs of its shareholders and all others it represents, including the customers upon whom the Company depends for its economic success, by seeking diversity on its board."

BOARD OF DIRECTORS' OPPOSING STATEMENT

  The Board of Directors opposes the adoption of the above stockholder proposal.

  The Company is committed to providing equal opportunity to all of its employees and a work place free of discrimination. The Company abides by federal and state regulations regarding equal employment opportunity and does not discriminate on the basis of race, color, religion, national origin, disability, veteran status, age or sex.

  The Company's Board of Directors recently affirmed by resolution its long-standing commitment to seek the best qualified persons for membership on the Board, without regard to their gender or race. The Board's objective is to identify candidates whose experience, background, abilities and talents complement those of the other members of the Board. The Board believes that requiring it to establish a policy focused on a subset

(women and minority candidates) of the universe of potential candidates could be inconsistent with the Board's obligation to recruit the best qualified candidates, if such candidates turn out to be neither women nor members of a minority group. In the Board's view, the principal criteria for Board membership is a candidate's ability to contribute to the enhancement of shareholder value, not a candidate's gender or minority status. The Board does not believe that gender or minority status alone is indicative of a candidate's qualifications. The Board has concluded, therefore, that the requirements of the stockholder proposal are not in the best interests of the Company or its stockholders. Rather, the Board believes that the interests of the Company and its stockholders are best served by allowing the Board maximum flexibility to seek highly qualified directors with complementary skills and backgrounds.

  ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ABOVE STOCKHOLDER PROPOSAL.
                  -------

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Company stock present in person or by proxy at the meeting and entitled to vote will be required to approve the foregoing proposal. Abstentions on this proposal will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether this proposal has been approved, but broker and other specified non-votes will not be so included.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  SEC Form 5 reports for 1992 and 1993 timely filed by Raymond K. Denworth, Jr., a director of the Company, inadvertently omitted reporting the acquisitions by Mr. Denworth's son, an employee of the Company, of an aggregate of 92 shares in monthly purchases pursuant to the Company's Employee Stock Purchase Plan. This omission was corrected.

                                  ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent public accountants for 1994. In accordance with past Company practice, the Company has not yet selected its independent public accountants for 1995. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. He will also have the opportunity to make a statement if he desires to do so.

                           ANNUAL REPORT ON FORM 10-K

  UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER, AS OF MARCH 17, 1995, OF THE COMPANY'S COMMON STOCK, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES) FOR THE YEAR ENDED DECEMBER 31, 1994. A LIST OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL ALSO BE PROVIDED, AND COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON REQUEST AND PAYMENT OF A REASONABLE FEE. REQUESTS SHOULD BE DIRECTED TO TERRENCE W. KYLE, VICE PRESIDENT OF FINANCE, SHARED MEDICAL SYSTEMS CORPORATION, 51 VALLEY STREAM PARKWAY, MALVERN, PENNSYLVANIA 19355.

                             STOCKHOLDER PROPOSALS

  Under Securities and Exchange Commission rules, certain stockholder proposals may be included in the Company's proxy statement. Any stockholder desiring to have such a proposal included in the Company's proxy statement for the annual meeting to be held in 1996 must cause a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to be received at the Company's executive offices not later than December 9, 1995.

                                 OTHER MATTERS

  Management of the Company knows of no matters other than those discussed herein which will be brought before the meeting by any person. If, however, any such matter shall properly come before the meeting, the persons named in the enclosed proxy will vote the same in accordance with their best judgment.

  All expenses in connection with the solicitation of proxies, including the cost of preparing, printing and mailing the Notice of Annual Meeting, this Proxy Statement and the proxy will be borne by the Company. Employees of the Company may solicit proxies by personal interview, mail, telephone, facsimile transmission and telegraph. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxies and proxy materials to beneficial owners of the shares.

                                          By Order of the Board of Directors

                                             James C. Kelly
                                                Secretary

                                                                        Appendix

                      SHARED MEDICAL SYSTEMS CORPORATION
                        1994 NON-QUALIFIED STOCK OPTION
                           AND RESTRICTED STOCK PLAN


1.  Introduction

    (a)  Effective Date

         The effective date of the SHARED MEDICAL SYSTEMS CORPORATION 1994 NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PLAN ("Plan") is October 27, 1994, the date of its adoption by the Board of Directors ("Board") of SHARED MEDICAL SYSTEMS CORPORATION ("Company").

    (b)  Purpose

         The Plan is intended to provide a means whereby the Company may, through the grant of non-qualified stock options ("Options") to purchase Common Stock of the Company ("Common Stock") and through the award of Common Stock upon the terms and conditions and subject to the restrictions set forth in Section 6 ("Restricted Stock") to key employees, including employee directors ("Key Employees"), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any "Related Corporation". Notwithstanding the above, no member of the Company's Stock Option Committee ("Committee") shall be entitled to participate in the Plan.

         For purposes of the Plan, a "Related Corporation" of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (i) the term "Incentive Stock Option" ("ISO") shall mean an option which qualifies as an incentive stock option within the meaning of section 422 of the Code; (ii) the term "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a non-qualified stock option in the Option Agreement (as hereinafter defined); and (iii) the term "Restricted Stock Award" ("RSA") shall mean an award of Restricted Stock granted under the provisions of the Plan.

2.  Administration

         The Plan shall be administered by the Committee, which shall consist of not less than three (3) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company. As stated in Section 1 above, no member of the Committee shall be entitled to participate in the Plan.

         The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted NQSOs and/or RSAs under the Plan, based on such factors as the Committee in its sole discretion deems appropriate, to grant NQSOs and RSAs on behalf of the Company and to set the date of grant and the other terms of such NQSOs and RSAs. The Committee shall hold its meetings at such times and places as it shall determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of its members shall be fully as effective as if it had been approved by a majority vote of the members of the Committee at a meeting duly called and held.

         The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.  Eligibility

         The class of employees who shall be eligible to receive NQSOs and RSAs under the Plan shall be the Key Employees (including any employee directors of the Company) of the Company and/or of a Related Corporation. More than one NQSO and/or RSA may be granted to a Key Employee under the Plan.

4.  Stock

         The maximum number of shares of Common Stock with respect to which RSAs may be made and for which Options may be granted under the Plan shall be, in the aggregate, two million (2,000,000) shares of Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided. Other than the aggregate limit, there shall be no limit on the number of shares of Common Stock which may be awarded to any one individual. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised, or if any RSA hereunder is terminated, the shares subject to the unexercised portion of such Option and the unvested shares covered by such RSA shall continue to be available for the granting of Options and RSAs under the Plan as fully as if such shares had never been subject to an Option or an RSA.

5.  Terms and Conditions of Options Granted under Plan.

    (a)  Granting of Options

         From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted.
The granting of an Option or RSA under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options or RSAs under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, his/her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

    (b)  Annual Limit on Options


         Subject to the maximum limitation set forth in Section 4, there is no annual limit on the number of Options which may be granted to a Key Employee under the Plan.

    (c) Other Terms and Conditions of Options

         The Options granted pursuant to the Plan shall expressly specify that they are NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

         (i)  Number of Shares

         Each Option shall include a statement of the number of shares to which the Option pertains.

         (ii) Price

         The Option price shall be determined and fixed by the Committee in its discretion, but shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the Option is granted.

         The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be:

              (A) The mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant; or

              (B) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; or

              (C) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

              (D) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

         Where the fair market value of the optioned shares of Common Stock is determined under (B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the sale dates and the date of grant, in accordance with Treas. Reg. Section 20.2031-2(b)(1).

      (iii) Term

         Subject to earlier termination as provided in Paragraphs (v), (vi) and
(vii) below and in Section 9 hereof, the term of each Option shall be not more than twenty (20) years from the date of grant.

      (iv)  Exercise

              (A)  Exercisability

              Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that the Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable, but in no event shall such accelerated exercise date be less than six (6) months from the date of grant. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised in whole or in part from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         (B)  Payment of Exercise Price

         The Option price shall be payable:

              (AA) In cash or its equivalent;

              (BB) In the discretion of the Committee, in Common Stock previously acquired by the Key Employee, provided that if such shares of Common Stock were acquired through exercise of an ISO, an NQSO or an option under a similar plan, such shares have been held by the Key Employee for a period of more than one (1) year on the date of exercise;

              (CC) In the discretion of the Committee, in any combination of clauses (AA) and (BB) above; or

              (DD) In the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

              In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender, as such "fair market value" is determined in Paragraph (ii), of the Common Stock so tendered in payment of such Option price.

         (v)  Termination of Employment

         If a Key Employee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his/her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee at any time prior to the earlier of:

              (A) The expiration date specified in such Option; or

              (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment.

         (vi)  Exercise upon Disability of Key Employee

         If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his/her employment and, prior to the expiration date fixed for his/her Option, his/her employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee at any time prior to the earlier of:

              (A) The expiration date specified in such Option; or

              (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment by reason of disability.

         In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

         (vii)  Exercise upon Death of Key Employee

         If a Key Employee shall die during his/her employment, and prior to the expiration date fixed for his/her Option, or if a Key Employee whose employment is terminated for any reason, shall die following his/her termination of employment but prior to the earlier of (A) the expiration date fixed for his/her Option, or (B) the expiration of the period determined under Paragraphs (v) and (vi) above, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his/her death, or to any greater extent permitted by the Committee (except that no accelerated exercise date shall be less than six (6) months from the date of grant), by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee. However, such exercise must occur prior to the earlier of:

                   (AA) The expiration date specified in such Option; or

                   (BB) An accelerated termination date determined by the
              Committee, in its discretion except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one (1) year after the date of the Key Employee's death.

     (viii)  Non-Transferability

         No Option shall be assignable or transferable by the Key Employee, nor shall any Option be sold, pledged, hypothecated, alienated or otherwise disposed of in any way by the Key Employee otherwise than by will or by the laws of descent and distribution, and, during the lifetime of the Key Employee, the Option shall be exercisable only by him/her or by his/her guardian or legal representative.

         (ix) Rights as a Stockholder

         A Key Employee shall have no right to receive any dividend on or to vote or exercise any rights as a stockholder with respect to any shares covered by his/her Option until the issuance to him/her of a stock certificate for such shares.

    (d) Option Instruments - Other Provisions

         Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions and such conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. Each Option Agreement shall specify that the Option is an NQSO. Each Key Employee shall enter into, and be bound by, an Option Agreement, as soon as practicable after the grant of an Option.


6.  Terms and Conditions of Restricted Stock Awards

    From time to time until the expiration or earlier termination of the Plan, the Committee may grant such RSAs under the Plan to Key Employees ("Grantees") as it determines are warranted. RSAs shall be subject to the following terms and conditions:

    (a)  Payment for Shares

         Prior to the issuance of shares to be covered by each RSA, the Grantee shall pay in cash to the Company such amount as shall be determined by the Committee, in its sole discretion, but in no event shall such amount be less than the par value of each such share.

    (b)  Vesting Period

         The Committee shall establish one or more vesting periods ("Vesting Period") with respect to the shares covered by an RSA. The length of such Vesting Period shall be within the discretion of the Committee, except that such period or periods shall not be less than six (6) months from the date of grant. Subject to the provisions of this Section 6, shares subject to an RSA shall vest in the Grantee upon the expiration of the Vesting Period with respect to such shares. The Committee may, in its sole discretion, accelerate the Vesting Period with respect to an RSA at any time, except that such accelerated Vesting Period may not be for a term of less than six (6) months from the date of grant.

    (c)  Termination of Employment

         (i) Treatment of Unvested Shares. If, prior to the expiration of the Vesting Period with respect to shares subject to an RSA ("Unvested Shares"), a Grantee's employment with the Company (and Related Corporations) is terminated for any reason, then, in such case, the Grantee's Unvested Shares shall be forfeited, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of such Unvested Shares be vested in the Grantee, but only if at least six
    (6) months have elapsed since the date of grant of the RSA, subject to such further terms and conditions, if any, as the Committee may determine. Notwithstanding anything to the contrary herein, in no event shall a Grantee be vested in any portion of an RSA until six (6) months have elapsed after the date of grant of such RSA.

         (ii) Return of Amount Paid for Unvested Shares. In the event the Grantee's employment is terminated for any reason, the Grantee (or his/her beneficiary (as determined pursuant to Subsection (d) below) in the event of the Grantee's death) shall be entitled to receive an amount equal to the amount paid by such Grantee for each Unvested Share which does not vest upon such termination of employment.

    (d)  Transferability

         During the Vesting Period, none of the Restricted Stock issued in accordance with an RSA may be sold, assigned, bequeathed, transferred, pledged, hypothecated, alienated, or otherwise disposed of in any way by a Grantee. However, a Grantee may, with the consent of the Committee, designate one or more beneficiaries to receive, in the event of his/her death, any stock to which he/she would then be entitled in accordance with Subsection (c). Such designation shall be made upon forms supplied by and delivered to the Committee and may be revoked in writing. If a Grantee fails to designate a beneficiary, his/her estate shall be his/her beneficiary. The shares of stock included in each RSA shall be registered on the Company's books in the name of the Grantee as of the award date. If stock certificates representing such shares are issued in the name of a Grantee of an RSA prior to vesting of such RSA, such certificates shall be held by the Company, together with a stock power which shall be executed in favor of the Company by the Grantee, until such time as the Vesting Period shall end. The certificates may include a legend setting forth restrictions on transfer and any legend required under Section 7.

    (e)  Rights As a Stockholder

         Except as set forth in Subsection (d), a Grantee shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions of assets made with respect to such Restricted Stock, and any such dividends or other distributions paid to or received by the Grantees in respect of such shares shall remain the property of the Grantee and shall not be subject to forfeiture even though such shares may revert to the Company as otherwise permitted under the Plan; provided, however, that any shares or other assets distributed to the Grantee as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares or other similar event or similar change in the capitalization of the Company shall be returned by the Grantee upon receipt, together with a stock power as provided in Subsection (d), and shall be deemed Restricted Stock and subject to the provisions of this Section 6 unless the Committee otherwise determines at the time of such distribution.

    (f)  Restricted Stock Agreement

         Each Grantee shall enter into, and be bound by the terms of, a Restricted Stock Agreement which shall include or incorporate by reference the terms of the RSA and of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Committee shall determine, including such terms, conditions, and restrictions as may be required by applicable securities or other laws or by any securities exchange on which the Company's common stock is listed. Such Restricted Stock Agreement shall also contain a specific covenant by the Grantee that he/she will comply with the terms of Subsection (e) in the event of any distribution of shares or other assets as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares, or other similar event or similar change in the capitalization of the Company.

    (g) Agreement Not To Make Section 83(b) Election

         Each Grantee shall agree in writing at the time of any RSA, and as a condition thereof, that he/she shall not make an election under section 83(b) of the Code to include in his/her gross income as determined for federal income tax purposes any part of the value of Restricted Stock issued or transferred to him/her under the RSA unless all restrictions pertaining to that portion of the RSA with respect to which the Grantee desires to make an election have lapsed. If a Grantee makes such an election with respect to any RSA granted to him/her, that portion of the Restricted Stock covered by the RSA with respect to which he/she has made such election shall be forfeited to the Company.

    (h)  Delivery of Certificates

         Upon the vesting of an RSA, the Company shall, subject to the requirements of Section 8 and any other applicable provision of the Plan and of the Restricted Stock Agreement, either (i) promptly cause a stock certificate representing the vested shares to be issued in the name of the Grantee or his/her beneficiary or estate, or (ii) release the previously issued certificates representing the vested shares to the Grantee or to his/her beneficiary or estate. Only full shares shall be released upon vesting, and any fractional shares which might otherwise be released pursuant to an RSA shall be forfeited.

7.  Listing and Registration of Shares

    Each Option and each RSA shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or such RSA or the purchase or vesting of shares thereunder, or that action by the Company or by the Key Employee or Grantee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, and no transfer of stock pursuant to such RSA may be made, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or Grantee or the legal representative or beneficiary of such Key Employee or Grantee may also be required to give satisfactory assurance that shares purchased upon exercise of an Option or received pursuant to an RSA are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

8.  Withholding and Use of Shares to Satisfy Tax Obligations

    The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option or pursuant to an RSA, or to make payment of dividends or other distributions with respect to unvested shares covered by an RSA, shall be subject to applicable federal, state and local tax withholding requirements. By participating in the Plan, the Key Employee and Grantee acknowledge and agree that, to the extent not otherwise satisfied in the manner provided below, the Company shall, to the extent required or permitted by law, deduct from any payments of any kind otherwise due or to become due to the Key Employee or Grantee, when due, any federal, state or local taxes of any kind required to be withheld with respect to the Common Stock transferred to a Key Employee or Grantee upon the exercise of an Option or with respect to any Common Stock issued under an RSA, or if there are no such payments due or to become due to the Key Employee or Grantee, that the Key Employee or Grantee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Common Stock purchased pursuant to an Option or awarded under an RSA. No share certificate shall be released to any Key Employee or Grantee until such provision for the withholding or payment of any applicable taxes has been made to the satisfaction of the Committee.

    If the exercise of any Option or the vesting of any RSA is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as may be adopted by the Committee), may permit the Key Employee or Grantee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option or the date shares subject to the RSA vest in the grantee, (or if later, the date on which the Key Employee or Grantee recognizes ordinary income with respect to such exercise or vesting) (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares in excess of those necessary to satisfy the minimum federal tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirements, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

9.  Capital Adjustments

    The number of shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, recapitalization, reorganization, merger, combination, spin-off, share combination, or other similar event or similar change in the capitalization of the Company.

    In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option and RSA shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options and/or RSAs if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, the Committee shall give each Key Employee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including, the date immediately preceding such termination. Further, as provided in
Section 5(c)(iv) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable, but in no event may such accelerated exercise date be less than six (6) months from the date of grant of such Options. If the Committee decides to terminate any outstanding RSA by reason of such liquidation or corporate transaction, any unvested shares under the RSA shall be forfeited on such termination date except as provided below. The Committee may, in its discretion, also immediately vest all or a portion of the remaining Unvested Shares under any RSA which is to be so terminated, provided that no such Shares shall vest earlier than six (6) months from the date of grant of the RSA.

    The Committee also may, in its discretion, change the terms of any outstanding Option or RSA to reflect any such corporate transaction.

10. Amendment or Discontinuance of the Plan

    The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option or of a Grantee of an RSA without the consent of such holder or such Grantee.

11. Rights

    Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, an RSA, or any other right hereunder, unless and until the Committee shall have granted such individual an Option or an RSA, and then his/her rights shall be only such as are provided by the Option Agreement or Restricted Stock Agreement.

    Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Option Agreement or Restricted Stock Agreement with a Key Employee or Grantee, the Company shall have the right, in its discretion, to retire a Key Employee or Grantee at any time pursuant to its retirement rules or otherwise to terminate his/her employment at any time for any reason whatsoever, with or without cause.

12. Indemnification of Board and Committee

    (a)  Indemnification

         Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, any member of the Board and any member of the Committee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any action taken or failure to act under, or in connection with, the Plan or any Option or RSA granted thereunder, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

    (b)  Advances

         Any person claiming indemnification within the scope of Subsection (a) of this Section 12 shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

    (c)  Procedure

         On the request of any person requesting indemnification under Subsection (a) of this Section 12, the Board or a committee thereof shall determine whether such indemnification is permissible, or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

13. Application of Funds

    The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan or pursuant to RSAs under the Plan or otherwise shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock or upon an RSA or otherwise shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

14. No Obligation to Exercise Option

    The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

15. Termination of Plan

    Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on October 26, 2004, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options or RSAs hereunder shall be granted thereafter. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Options or RSAs issued hereunder and outstanding on October 26, 2004, which by their terms extend beyond such date.

16. Governing Law

    The laws of the State of Delaware shall govern the operation of the Plan, the Restricted Stock Agreements and Option Agreements and any Options or RSAs granted thereunder.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                      SHARED MEDICAL SYSTEMS CORPORATION

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 11, 1995

P R O X Y

      The undersigned hereby appoints R. James Macaleer and James C. Kelly, or each of them, as Proxies, each with full power of substitution and revocation, to attend the Annual Meeting of Stockholders of Shared Medical Systems Corporation on May 11, 1995 and any adjournment thereof, and thereat to vote all shares which the undersigned would be entitled to vote if personally present upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement and, in their discretion, upon any other matters which may properly come before the meeting.

                                       (Continued and to be signed on other
                                       side)

- --------------------------------------------------------------------------------
                                                                     Please mark
                                                                [X]   your votes
                                                                       this way

                                    ------
                                    COMMON
- --------------------------------------------------------------------------------
1. Election of Directors

                             FOR ALL   AUTHORITY
                             NOMINEES   WITHHELD

                               [_]        [_]

To withhold authority to vote for one or more but less than all of the six nominees named in the Proxy Statement (Messrs. Macaleer, Denworth, DeTurk, Weston, Rubin and Cadwell), please list the names of the nominee(s) for whom authority is withheld:

- ----------------------------------------------------------------------------
- --------------------------------------------------------------------------------
A vote FOR is recommended by the Board of Directors:
- --------------------------------------------------------------------------------
2. Approval of the 1994 Non-Qualified Stock Option and Restricted Stock Plan

                           FOR  AGAINST  ABSTAIN
                           [_]    [_]      [_]
- --------------------------------------------------------------------------------
A vote AGAINST is recommended by the Board of Directors:
- --------------------------------------------------------------------------------
3. Stockholder Proposal Regarding Board Nominating Policy

                           FOR  AGAINST  ABSTAIN
                           [_]    [_]      [_]
- --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE SIX NOMINEES LISTED IN ITEM 1, FOR APPROVAL OF THE PLAN REFERRED TO IN
ITEM 2 AND AGAINST THE STOCKHOLDER PROPOSAL REFERRED TO IN ITEM 3.

                                                          +++++
                                                              +
                                                              +
                                                              +

Signature(s)                                           Date               , 1995
            -------------------------------------------    ---------------
NOTE: (PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH).